                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          ALLIANCE GAMING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                                LOGO

Dear Stockholder:

     I am pleased to provide you with the enclosed proxy statement and Annual Report for this year's Annual Meeting of Stockholders. As you will see from the accompanying Annual Report, 1996 was a successful year for Alliance and a year of dramatic change. We achieved our major strategic goal by acquiring Bally Gaming International, Inc., the second largest gaming device manufacturer in North America, thereby positioning the Company in a high-growth end of the gaming industry. The merger has been successfully implemented and our financial performance over the first half of fiscal 1997 has improved substantially, with revenues increasing by 204%, cash flow increasing by 69% and net income increasing by $14.2 million to $4.8 million as compared to the first half of fiscal 1996.

     Although we are having a great year, we intend to keep moving forward, particularly in our efforts to deliver greater stockholder value. A key element in these efforts is to provide stock-based incentive compensation arrangements for those individuals who can play a meaningful role in continuing to improve the Company's performance. Such a program could also be critical in our recruitment of a new chief executive officer.

     Adoption of the 1996 Long-Term Incentive Plan is on the agenda for stockholder approval at the Annual Meeting. The Plan will provide for the issuance of just 3,000,000 shares over its 10-year life, less than 10% of the current amount of outstanding shares. All stock option awards must provide for an exercise price at least equal to the fair market value of the stock on the date of grant. The Plan prohibits the repricing of already granted options that are "under water". Additionally, in line with the best current thinking on executive compensation, the Plan provides that no more than 600,000 shares of restricted stock may be awarded during the life of the Plan. Further, restricted stock awards must have a minimum vesting period of three years and a continued employment requirement.

     Your Board strongly believes that this plan will add significant value to Alliance Gaming stock and urges you to vote for Proposal No. 2 on the enclosed proxy card.

     Even if you can't attend in person, it is important that your shares be represented at the Meeting. If you have any questions, or require any assistance in voting your shares, please call the company assisting us in the solicitation of proxies, Georgeson & Company Inc., toll free, 1-800-223-2064.

                                          Yours sincerely,

                                          LOGO
                                          David Robbins

                                          Chairman of the Board

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                                                   6601 SO. BERMUDA RD.
                                                   LAS VEGAS, NEVADA 89119
                                                   TEL:  702.270.7600
                                                   FAX:  702.263.5636

                        ALLIANCE GAMING CORPORATION LOGO

                            6601 SOUTH BERMUDA ROAD
                            LAS VEGAS, NEVADA 89119

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 16, 1997

                            ------------------------

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Alliance Gaming Corporation (the "Company") will be held at The Flamingo Hilton Hotel, 3555 S. Las Vegas Boulevard, Las Vegas, Nevada, on April 16, 1997, at 10:00 a.m., local time, for the following purposes:

     1. To elect two directors to serve until the expiration of their respective terms and until their respective successors shall be elected and shall qualify;

     2. To approve the Company's 1996 Long-Term Incentive Plan; and

     3. To consider such other matters as may properly be before the meeting.

     The Board of Directors has fixed the close of business on March 3, 1997 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

     We hope that you are able to attend the Meeting, but, in any event, please sign, date and return promptly the enclosed proxy in the envelope so that your shares may be voted at the Meeting.


                                          By Order of the Board of Directors


                                          /s/ DAVID D. JOHNSON
                                          -------------------------------------
                                          David D. Johnson
                                          Senior Vice President, General Counsel
                                          and Secretary



Las Vegas, Nevada
March 12, 1997

                          ALLIANCE GAMING CORPORATION

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                  INTRODUCTION

GENERAL

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Alliance Gaming Corporation (the "Company") in connection with the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 10:00 a.m., local time, at The Flamingo Hilton Hotel, 3555 S. Las Vegas Boulevard, Las Vegas, Nevada, on April 16, 1997, and any adjournment or postponement thereof. At the Meeting, stockholders will be asked to vote upon the following matters:

     1. To elect two directors to serve until the expiration of their respective terms and until their respective successors shall be elected and shall qualify;

     2. To approve the 1996 Long-Term Incentive Plan (the "1996 Plan"); and

     3. To consider such other matters as may properly be before the meeting.

     It is expected that this Proxy Statement and accompanying proxy card will first be mailed to stockholders on or about March 12, 1997.

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of shares of Common Stock. In addition to the use of the mails, directors, officers, regular employees and certain stockholders of the Company, none of whom will receive additional compensation therefor, may solicit proxies on behalf of the Company personally, by telephone or by facsimile transmission. The Company will also employ Georgeson & Company Inc., 88 Pine Street, Wall Street Plaza, 30th Floor, New York, New York 10005 (telephone: (212) 440-9800), to assist in soliciting proxies for a fee of $12,000, plus out-of-pocket expenses.

     The Company's executive offices are located at 6601 South Bermuda Road, Las Vegas, Nevada 89119, telephone (702) 270-7600.

NUMBER OF SHARES OUTSTANDING AND VOTING

     All shares represented by the accompanying proxy, if the proxy is properly executed and returned, will be voted as specified by the stockholder. If no contrary instructions are given, such shares will be voted to (i) elect the two director nominees named herein for the terms stated herein, and (ii) authorize and approve the 1996 Plan. Any stockholder has the power to revoke his or her proxy at any time before it has been voted by filing with the Secretary of the Company an instrument revoking it, by submitting a substitute proxy bearing a later date or by voting in person at the Meeting.

     Only stockholders of record of shares of Common Stock at the close of business on March 3, 1997, the record date for the Meeting fixed by the Board of Directors, are entitled to vote at the Meeting. On that date, there were outstanding and entitled to vote at the Meeting 31,838,632 shares of Common Stock, each of which is entitled to one vote at the Meeting.

     A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval and will not be counted as votes for or against that proposal. The affirmative vote of the holders of a plurality of the votes cast by the holders of shares entitled to vote thereon present in person or by proxy at the Meeting is required to elect each director. The affirmative vote of the holders of a majority of the shares of Common Stock voted at the Meeting is required to approve the 1996 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 3, 1997 with respect to the beneficial ownership of the Common Stock, which constitutes the Company's only outstanding class of voting securities, by (i) each person who, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock, (ii) each director of the Company, (iii) the executive officers named in the Summary Compensation Table below and (iv) all executive officers and directors of the Company as a group. Except as indicated, beneficial ownership includes the sole power to vote and to dispose of the securities in question. No director or executive officer of the Company owned any other equity securities of the Company.

                                                              AMOUNT OF           PERCENT OF
                                                              SHARES(1)(2)       CLASS(1)(2)
                                                              ----------         ------------
    Alfred H. Wilms.........................................   7,034,082(3)          20.8%

    FMR Corp. ..............................................   3,271,086(4)          10.3%
      82 Devonshire Street
      Boston, Massachusetts 02109

    AXA Assurances I.A.R.D Mutuelle and.....................   1,716,878(5)           5.3%
    AXA Assurances Vie Mutuelle
      21, rue de Chateaudun
      75009 Paris France
    Alpha Assurances I.A.R.D Mutuelle and
    Alpha Assurances Vie Mutuelle
      100-101 Terrasse Boieldieu
      92042 Paris La Defense France
    AXA Courtage Assurance Mutuelle
      26, rue Louis le Grand
      75009 Paris France
    AXA
      23, avenue Matignon
      75008 Paris France
    The Equitable Companies Incorporated
      787 Seventh Avenue
      New York, New York 10019

    Jacques Andre...........................................      35,500(6)              *
    Anthony L. DiCesare.....................................     391,300(7)           1.2%
    Craig Fields............................................     337,500(8)           1.0%
    Joel Kirschbaum.........................................   1,016,800(9)           3.1%
    David Robbins...........................................     140,000(10)             *
    David D. Johnson........................................     133,333(11)             *
    Robert L. Miodunski.....................................      61,222(12)             *
    Robert L. Saxton........................................      94,000(13)             *
    All executive officers and directors as a group.........  10,579,232(14)         29.4%

---------------

  *   Less than 1%.

 (1) Excludes the effect of the issuance of (i) 2,750,000 shares at $1.50 per share subject to warrants originally issued to Kirkland-Ft. Worth Investment Partners, L.P. ("KFW") and (ii) 1,250,000 shares at $1.50 per share subject to warrants originally issued to Gaming Systems Advisors, L.P.("GSA")
     pursuant to an agreement (the "GSA Advisory Agreement") and 2,500,000 shares at $1.50 per share subject to additional warrants originally issued to GSA upon consummation of the merger with Bally Gaming International, Inc. (the "Merger"), all of which become exercisable in equal one-third tranches only when the Common Stock price reaches $11, $13 and $15, respectively. Pursuant to an amendment to Schedule 13D filed on October 31, 1996, as part of a distribution of assets from KFW and GSA to Kirkland Investment Corporation ("KIC") and GSA, Inc. ("GSI") on the one hand and to Kirkland Investors, L.P. on the other hand, approximately 62% of such warrants were distributed to Kirkland Investors, L.P. and are no longer owned by Mr. Kirschbaum, KIC, KFW, GSI or GSA.

 (2) A portion of the employee stock options referred to below have been approved by the Board of Directors and are granted under the 1996 Plan which will be voted on by stockholders at the Meeting.

 (3) Includes 2,000,000 shares subject to warrants issued to Mr. Wilms at $2.50 per share. Mr. Wilms' mailing address is c/o the Company, 6601 South Bermuda Road, Las Vegas, Nevada 89119.

 (4) FMR Corp. filed an amended Schedule 13G indicating ownership as of December 31, 1996 of 3,271,086 shares.

 (5) The Mutuelles AXA as a group, AXA and The Equitable Companies Incorporated ("AXA") filed an amended Schedule 13G indicating ownership as of December 31, 1996 of 1,716,878 shares held for investment purposes, 500,000 of which may be acquired upon exercise of certain warrants at $8.25 per share by Donaldson, Lufkin & Jenrette Securities Corporation, a subsidiary of The Equitable Companies, Incorporated, a subsidiary of AXA.

 (6) Includes 5,500 shares owned and 30,000 shares subject to options that are currently exercisable or will become exercisable within 60 days or upon stockholder approval.

 (7) Includes 16,300 shares owned and 375,000 shares subject to options that are currently exercisable or will become exercisable within 60 days or upon stockholder approval, but excludes certain additional shares to which Mr. DiCesare is entitled based upon information contained in the Schedule 13D referred to in Note (9) below; Mr. DiCesare has certain rights to receive a portion of the securities that KIC is entitled to receive upon dissolution of KFW and that GSI is entitled to receive upon dissolution of GSA.

 (8) Represents shares subject to options that are currently exercisable or will become exercisable within 60 days, but excludes warrants exercisable at $1.50 per share for 250,000 shares which become exercisable in equal one-third tranches only when the Common Stock price reaches $11, $13 and $15, respectively.

 (9) Includes 466,800 shares owned and 550,000 shares subject to options that are currently exercisable or will become exercisable within 60 days or upon stockholder approval, but excludes the shares referred to in Note (1). Based upon information contained in a Schedule 13D filed by Mr. Kirschbaum on June 23, 1994, as amended from time to time and most recently on October 31, 1996. Of such shares owned, certain amounts have been or will be sold or distributed to Mr. DiCesare and, possibly, certain other persons, as set forth in the Schedule 13D.

(10) Includes 30,000 shares owned and 90,000 shares subject to options that are currently exercisable or will become exercisable within 60 days or upon stockholder approval; also includes 20,000 shares subject to options granted to Mr. Robbins by KFW based upon information contained in the
     Schedule 13D referred to in Note (9) above.

(11) Represents shares subject to options that are currently exercisable or will become exercisable within 60 days.

(12) Includes 2,000 shares owned and 59,222 shares subject to options that are currently exercisable or will become exercisable within 60 days.

(13) Represents shares subject to options that are currently exercisable or will become exercisable within 60 days.

(14) Includes 4,090,726 shares subject to options that are currently exercisable or will become exercisable within 60 days or upon stockholder approval.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

GENERAL

     The Company's By-laws provide that the Board of Directors shall consist of no fewer than three nor more than nine directors, with the exact number to be fixed by the Board of Directors. The Company's By-laws provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, with each class having a term of three years. The Board of Directors has fixed the number of directors at seven, two of whom will be elected at the Meeting. See "Stockholders Agreement". In view of the Company's pending search for a chief executive officer, the Board of Directors has determined to leave the seventh directorship vacant at this time. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote thereon.

     Anthony L. DiCesare and Joel Kirschbaum have been nominated to serve for a term of three years, each to serve until his respective successor shall have been elected and shall qualify, and each has indicated his willingness to serve if elected. Proxies received by the Company in favor of their respective election will be voted for Messrs. DiCesare and Kirschbaum. Although the Company does not anticipate that either nominee will be unavailable for election, in the event of such occurrence the proxies will be voted for such substitute, if any, as the Board of Directors may designate.

     The Board of Directors recommends a vote in favor of Messrs. DiCesare and Kirschbaum.

     The following table sets forth the names of, and certain information with respect to, the two persons nominated by the Company at the Meeting and each other director of the Company who will continue to serve as a director after the Meeting.

                                           DIRECTOR       TERM          POSITION CURRENTLY HELD
       NOMINEES FOR DIRECTOR     AGE        SINCE        EXPIRES           WITH THE COMPANY
    --------------------------- -----      --------      -------      ---------------------------
    Anthony L. DiCesare(2)(3)    34         1994          1999        Executive Vice President --
                                                                        Development and Director
    Joel Kirschbaum(3)           45         1994          1999        Director

    CONTINUING DIRECTORS
    ---------------------------
    Jacques Andre(1)(4)          59         1996          1998        Director
    Dr. Craig Fields(2)          49         1994          1997        Vice Chairman of the Board
                                                                        of Directors
    David Robbins(1)(4)          37         1994          1998        Chairman of the Board of
                                                                        Directors
    Alfred H. Wilms(1)(2)(3)(4)  51         1983          1997        Director

---------------

(1) Member of the Audit Committee

(2) Member of the Executive Committee

(3) Member of the Nominating Committee

(4) Member of the Compensation Committee

     JACQUES P. ANDRE was appointed a director in August 1996. Mr. Andre has been a partner with Ray & Berndtson, Inc., an international executive search firm, from 1975 to the present. He also serves on its Board of Directors.

     ANTHONY L. DICESARE was employed by KIC, which is the sole general partner of KFW, from April 1991 to July 1994 and joined the Company as Executive Vice President -- Development and as a director in July 1994.

     DR. CRAIG FIELDS was appointed a director in October 1994 and became Vice Chairman of the Board of Directors in March 1995. Dr. Fields was employed by the U.S. Department of Defense Advanced Research Projects Agency ("ARPA") from 1974 to 1990. He joined the Microelectronics and Computer Technology

Corporation ("MCC") in 1990 as President and later became Chairman and CEO. He left MCC in 1994, and serves as director of two publicly-traded corporations in addition to the Company, Ensco, Inc. and Projectavision, Inc.

     JOEL KIRSCHBAUM was appointed a director in July 1994 and served as Chairman of the Board of Directors from July 1994 to March 1995. Mr. Kirschbaum is the sole stockholder, director and officer of KIC. He has been engaged in operating the businesses of KIC and KFW since January 1991 when KIC and KFW were established, and GSI and GSA since June 1993. Prior to that time, he worked at Goldman, Sachs & Co. for 13 years, during the last six of which he was a General Partner. When he established KIC and KFW, Mr. Kirschbaum resigned his general partnership interest in Goldman, Sachs & Co. and became a limited partner. Mr. Kirschbaum resigned his limited partnership interest in Goldman, Sachs & Co. in November 1993. Mr. Kirschbaum is also a consultant to the Company.

     DAVID ROBBINS was appointed a director in July 1994 and Chairman of the Board of Directors in February 1997. Mr. Robbins is an attorney with Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC and was an attorney with O'Sullivan, Graev & Karabell, LLP from September 1995 to February 1997. From May 1993 to September 1995, Mr. Robbins was an attorney with Kramer, Levin, Naftalis, Kamin & Frankel.

     ALFRED H. WILMS has served as a director of the Company since November 1983. He served as chief executive officer of the Company from December 1984 to July 1994 and as Chairman of the Board of Directors of the Company from August 1986 to July 1994. Mr. Wilms is currently President and a director of Aqualandia, the largest waterpark in Europe; President and a director of Gibsa, a real estate company located in Spain; and a director of Jardin Parks, a real estate company located in Spain. Mr. Wilms is a citizen and resident of Belgium.

VOTE REQUIRED

     The election of each director requires the vote of the holders a plurality of the votes cast by the holders of shares entitled to vote thereon present in person or by proxy at the Meeting. Pursuant to the Company's Articles of Incorporation, votes for directors may not be cumulated. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF MESSRS. DICESARE AND KIRSCHBAUM.

STOCKHOLDERS AGREEMENT

     On July 14, 1994, as contemplated by the Stockholders Agreement dated as of September 21, 1993 by and among the Company, KIC, GSA, KFW and Mr. Wilms (as amended, the "Stockholders Agreement"), the Board of Directors was reconfigured to consist of four persons designated by KIC (Messrs. DiCesare, Kirschbaum, Robbins and another individual) and three persons designated by Mr. Wilms (Messrs. Wilms and two others). The Stockholders Agreement and related transactions are more fully described in the Company's Forms 8-K dated June 25, 1993, September 21, 1993 and July 14, 1994 and in its Information Statement dated June 29, 1994. On October 20, 1994, the Stockholders Agreement was amended to reconfigure the Board of Directors to consist of four persons designated by KIC (currently Messrs. Andre, DiCesare, Kirschbaum and Robbins), one person designated by Mr. Wilms (Mr. Wilms) and two new directors designated by a majority of the Board of Directors. On October 20, 1994 Dr. Fields and Steve Greathouse, the Company's former chief executive officer, were appointed to the Board of Directors under this provision. As amended, the Stockholders Agreement also provides that Mr. Wilms may designate two persons (the "Advisors") who will be observers of, and advisors to, the Board of Directors and who will be entitled to attend all of the Board of Directors' meetings and receive all information furnished to members of the Board of Directors. Mr. Wilms and/or at least one Advisor will be entitled to attend all meetings of the committees of the Company's and its subsidiaries' boards of directors. In addition, pursuant to the Stockholders Agreement, Mr. Wilms is contractually obligated until September 21, 1997 to vote his shares of Common Stock in favor of and otherwise to use his best efforts to elect four nominees of KIC to the Board of Directors, including by voting for Messrs. DiCesare and Kirschbaum at the Meeting. See "Certain Relationships and Related Transactions."

MEETINGS OF THE BOARD OF DIRECTORS; COMMITTEES

     During the fiscal year ended June 30, 1996, the Board of Directors held 39 meetings. All directors attended at least 75 percent of the aggregate of all meetings of the Board of Directors and of all committees on which such person served during such period. In light of the large number of Board of Directors meetings during the last fiscal year, which resulted from the pendency of the Merger, the Board of Directors assumed many of the functions of its committees during this period.

     Executive Committee. The Executive Committee of the Board of Directors is presently comprised of Messrs. Fields (Chairman), DiCesare and Wilms. The Executive Committee may exercise the powers of the full Board of Directors in the management of the business and affairs of the Company. The Executive Committee did not meet during the fiscal year ended June 30, 1996.

     Audit Committee. The Audit Committee of the Board of Directors is presently comprised of Messrs. Robbins (Chairman), Andre and Wilms. The functions of the Audit Committee include reviewing and making recommendations to the Board of Directors with respect to the engagement or re-engagement of an independent accounting firm to audit the Company's financial statements for the then current fiscal year; the policies and procedures of the Company and management in maintaining the Company's books and records and furnishing information necessary to the independent auditors; the adequacy and implementation of the Company's internal controls, including the internal audit function and the adequacy and competency of the related personnel; and such other matters relating to the Company's financial affairs and accounts as the Committee may in its discretion deem desirable. The Audit Committee met three times during the fiscal year ended June 30, 1996.

     Nominating Committee. The Nominating Committee of the Board of Directors is presently comprised of Messrs. Kirschbaum (Chairman), DiCesare and Wilms. This Committee advises and makes recommendations to the Board of Directors on all matters concerning the selection of candidates as nominees for election as directors. The Committee did not meet during the fiscal year ended June 30, 1996. The Committee does not currently intend to consider nominations by stockholders.

     Compensation Committee. The Compensation Committee is presently comprised of Messrs. Robbins (Chairman), Andre and Wilms. This Committee makes recommendations concerning the compensation of the Company's executive officers. The Compensation Committee met once during the fiscal year ended June 30, 1996 in executive session or in conjunction with the entire Board of Directors.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or to be paid by the Company to the Company's chief executive officer who has since stepped down from his positions with the Company and its four other most highly compensated executive officers receiving over $100,000 per year for services rendered in all capacities to the Company during the fiscal year ended June 30, 1996, and one individual who met the criteria for disclosure but was not serving as an executive officer at June 30, 1996 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                               FISCAL            ANNUAL COMPENSATION           COMPENSATION
                                YEAR    -------------------------------------     AWARDS
           NAME AND            ENDING                          OTHER ANNUAL    ------------     ALL OTHER
      PRINCIPAL POSITION       JUNE 30   SALARY     BONUS     COMPENSATION(4)    OPTIONS     COMPENSATION(1)
------------------------------ -------  --------  ----------  ---------------  ------------  ---------------
Steve Greathouse(2)              1996   $400,000  $  450,000                           --        $12,349
  Former Chairman of the Board   1995    338,462   1,312,500                      500,000          4,638
  of Directors, President
  and chief executive officer
Anthony L. DiCesare              1996   $250,000  $  375,000                           --        $ 8,652
  Executive Vice President --    1995    170,347          --                           --          5,942
  Development
David D. Johnson                 1996   $200,000  $  350,000                           --        $ 6,277
  Senior Vice President,         1995     38,462      50,000                      200,000          1,486
  General
  Counsel and Secretary
Robert L. Miodunski              1996   $194,808  $   70,000                       36,000        $ 8,418
  Senior Vice                    1995    175,000      75,000                           --          4,816
  President -- Route
  Operations (Nevada)            1994     47,115      15,000                       85,000            807
Robert L. Saxton                 1996   $190,846  $   80,000                           --        $ 6,043
  Senior Vice                    1995    175,000      35,000                           --          5,988
  President -- Casino
  Operations                     1994    123,077      15,000                      110,000          5,723
John W. Alderfer(3)              1996   $255,569          --                           --        $ 9,954
  Former Senior Vice             1995    228,756          --                      150,000         19,127
  President,
  Treasurer and chief            1994    222,137  $   50,000                           --         19,622
  financial officer


------------------------

    As used in the tables provided under the caption "Executive Compensation," the character "--" is used to represent "zero."

(1) "All Other Compensation" for 1996 includes (i) contributions made by the Company to the Company's Profit Sharing 401(k) Plan in amounts of $0, $2,375, $0, $2,375, $0, and $2,375 on behalf of Mr. Greathouse, Mr.
    DiCesare, Mr. Johnson, Mr. Miodunski, Mr. Saxton, and Mr. Alderfer, respectively, and (ii) payments made in connection with health, life and disability insurance programs in amounts of $12,349, $6,277, $6,277, $6,043, $6,043 and $7,579 on behalf of Mr. Greathouse, Mr. DiCesare, Mr. Johnson, Mr. Miodunski, Mr. Saxton, and Mr. Alderfer, respectively.

(2) Mr. Greathouse joined the Company as President and chief executive officer in August 1994 and assumed the position of Chairman of the Board of Directors in March 1995. Effective December 31, 1996, Mr. Greathouse stepped down from his positions at the Company.

(3) In June 1996, Mr. Alderfer resigned from the Company.

(4) The aggregate amount of such compensation to be reported herein is less than the lesser of $50,000 and 10 percent of the total annual salary and bonus reported for each of the Named Executive Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                              POTENTIAL
                                                                                                              REALIZABLE
                                                                                                               VALUE AT
                                                                                                            ASSUMED ANNUAL
                                                                                                                RATES
                                                                INDIVIDUAL GRANTS                              OF STOCK
                                                       -----------------------------------                PRICE APPRECIATION
                                                                   % OF TOTAL                                    FOR
                                                                   GRANTED TO                                OPTION TERMS
                                                       OPTIONS    EMPLOYEES IN    EXERCISE   EXPIRATION   ------------------
                        NAME                           GRANTED     FISCAL YEAR     PRICE        DATE        5%        10%
-----------------------------------------------------  --------   -------------   --------   ----------   -------   --------
Robert Miodunski(a)..................................   36,000         11.4%       $ 5.50      8/31/01    $67,000   $153,000

(a) The options granted have six-year terms and vest in equal increments over three years beginning on August 28, 1996.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                               OPTION/SAR VALUES

                                                                        NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                             OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                              SHARES                        JUNE 30, 1996                 JUNE 30, 1996
                                            ACQUIRED ON    VALUE     ---------------------------   ---------------------------
                   NAME                      EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------------  -----------   --------   -----------   -------------   -----------   -------------
Steve Greathouse..........................      --             --      250,000        250,000              --      $ 469,000(a)
David D. Johnson..........................      --             --       66,667        133,333              --             --
Robert L. Miodunski.......................      --             --       28,333         92,667              --             --
Robert L. Saxton..........................      --             --       70,000         68,000              --             --
John W. Alderfer..........................      --             --      237,000(b)          --       $ 103,125             --

---------------

(a) Represents the value of 250,000 warrants with a strike price of $1.50, which become exercisable in equal one-third tranches only when the Common Stock price reaches $11, $13 and $15, respectively, and is computed as the difference between the strike price and the closing price on the last day of the fiscal year.

(b) Subsequent to June 30, 1996, Mr. Alderfer exercised 75,000 options, and the remainder of his options have expired.

DIRECTORS' COMPENSATION

     Directors of the Company who are also employees are not separately compensated for their services as directors. Fee arrangements with other directors of the Company are presently as follows: (i) Mr. Andre, $30,000 per year for all services as a director and member of various committees; (ii) Dr. Fields, $250,000 per year for all services as Vice Chairman of the Board of Directors and Chairman of the Executive Committee; (iii) Mr. Kirschbaum, $250,000 per year for all services as a consultant, director and member of the Nominating Committee; (iv) Mr. Robbins, $35,000 per year for all services as a director and member of various committees; and (v) Mr. Wilms, $150,000 per year for all services as a director and member of various committees. As a result of his election as Chairman of the Board of Directors in February 1997, Mr. Robbins' compensation will be increased to $135,000 per year. Directors are also reimbursed for their reasonable out-of-pocket expenses incurred on Company business.

     The Board of Directors granted Dr. Fields a bonus of $300,000 related to the two-year period ended June 30, 1996 which was paid in the quarter ended September 30, 1996. The Board of Directors granted Mr. Kirschbaum a bonus of $575,000 related to the two-year period ended June 30, 1996 which was paid in the quarter ended September 30, 1996.

     Subject to the approval of the 1996 Plan by the stockholders, Mr. Andre and Mr. Robbins received stock option grants on January 7, 1997 of 30,000 shares and 60,000 shares, respectively, with an exercise price of $4.00 per share. In addition, in conjunction with his being elected Chairman of the Board of Directors in February 1997, Mr. Robbins was granted an additional stock option covering 30,000 shares with an exercise price of $4.375 per share. Under current policy, so long as they remain directors, Mr. Andre and Mr. Robbins will receive additional grants of 15,000 options on the respective anniversary dates of their original election to the Board of Directors. As a result of the consummation of the Merger, Dr. Fields was granted 150,000 stock options with an exercise price of $3.4375 per share and a five-year term, effective June 18, 1996. In August 1996, the Board of Directors granted Mr. DiCesare and Mr. Kirschbaum 375,000 and 550,000 stock options, respectively, with an exercise price of $3.4375; a portion of these options are subject to approval by the stockholders of the 1996 Plan. All the foregoing options have or will have five-year terms, were or will be granted with exercise prices at or above the market price on the date of grant and vested or will vest on the date of grant. These options remain exercisable regardless of whether the optionee remains an employee, director or paid consultant of the Company at the time of exercise.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

     Effective December 31, 1996, Mr. Greathouse stepped down from his positions at the Company. Mr. Greathouse was paid $440,000 in settlement of the Company's obligations under his employment contract, and is serving as a consultant to the Company for calendar year 1997 for a fee of $225,000. Mr. Greathouse will remain eligible for certain life and health benefits through August 14, 1997. In addition, Mr. Greathouse's options became fully vested and will remain exercisable through August 29, 2001.

     The Company is party to an employment agreement with Mr. DiCesare which generally provides for a base salary of $250,000 per year through and including July 14, 1997 and participation in the Company's compensation programs for corporate officers. The Company has also granted to Mr. DiCesare an option to acquire up to 375,000 shares of Common Stock as hereinbefore described.

     The Company is party to an employment agreement with Mr. Johnson which generally provides for a base salary of $200,000 per year through and including March 21, 1998, participation in the Company's compensation programs for corporate officers, grant of 200,000 stock options to vest over a three-year period and severance benefits of one year's base salary if Mr. Johnson is terminated prior to March 1998 without cause. Mr. Johnson's contract further provides that, within 90 days of the occurrence of an event qualifying as a change in control of the Company, he shall have a one-time right to terminate the agreement, and the Company shall pay to him the base salary which would otherwise be payable under the agreement for a period of 12 months, subject to certain offsets.

     The Company is party to an employment agreement with Mr. Miodunski which generally provides for a base salary of $200,000 per year through and including August 31, 1998, participation in the Company's compensation programs for corporate officers, receipt of 121,000 stock options and severance benefits of one year's base salary if Mr. Miodunski is terminated prior to March 1998 without cause.

     Effective June 19, 1996, Mr. Alderfer resigned from the Company. Pursuant to a settlement agreement related to Mr. Alderfer's employment contract with the Company, the Company paid Mr. Alderfer $250,000 and agreed to pay an additional $250,000 in equal installments for the twelve months beginning February 1997. In addition, Mr. Alderfer will continue to be eligible for certain life, health and disability benefits consistent with his benefits when employed by the Company through June 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     During the year ended June 30, 1996, the Compensation Committee of the Board of Directors of the Company met once. During such fiscal year, the entire Board of Directors generally participated in deliberations concerning the compensation of the Company's executive officers, except that Messrs. DiCesare, Fields, Greathouse and Kirschbaum did not vote on such matters. Mr. Wilms served as the Company's chief executive officer from December 1984 to July 1994. Other than current positions disclosed in the previous tables, no other member of the Board of Directors was an officer or employee of the Company or any subsidiary during the fiscal year ended June 30, 1996 or is a former officer of the Company or any subsidiary.

     Since July 1, 1995, certain directors have been involved in certain transactions in which the Company was a party and in which the amount involved exceeded $60,000. See "Certain Relationships and Related Transactions."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In March 1992, Mr. Wilms committed to provide a loan to the Company's Louisiana subsidiary, Video Services, Inc. (the "VSI Loan"). As consideration for Mr. Wilms' commitment, the Company issued to Mr. Wilms a warrant to purchase 200,000 shares of Common Stock at a purchase price of $2.50 per share and agreed to issue an additional warrant to purchase 1.8 million shares of Common Stock at a purchase price of $2.50 per share upon funding of the full amount of such loan. Mr. Wilms is entitled to one demand and unlimited piggyback registration rights covering resale for the Common Stock underlying the warrants. The exercise price of the warrants was determined based on an analysis of, and a fairness opinion with respect to, the transaction and on the price range of the Common Stock during a period prior to announcement of the Company's expansion into Louisiana. The VSI Loan required quarterly interest and principal payments with an interest rate equal to 2% above the London Inter-Bank Offered Rate, adjusted quarterly. The VSI Loan was held by a Belgian corporation owned by Mr. Wilms and members of his family.

     During fiscal years 1993 and 1994, a total of $6.5 million was funded under the VSI Loan. All scheduled principal and interest payments on the VSI Loan were made through September 1996, at which time the Board of Directors unanimously approved (except that Mr. Wilms abstained from voting) the early repayment of the remaining principal balance and accrued interest totaling $2.7 million. Such payments were made in September 1996.

     Pursuant to a letter agreement dated June 25, 1993 among GSA, the Company and Mr. Wilms, the Company engaged GSA to assist it in, among other things, identifying opportunities for strategic transactions and in structuring and negotiating such transactions. In connection with its retention of GSA for financial advisory services, the Company has issued to it warrants to purchase 1,250,000 shares of Common Stock with an exercise price of $1.50 per share which become exercisable in equal one-third tranches only when the Common Stock price reaches $11, $13 and $15, respectively. Upon consummation of the Merger, GSA received additional warrants to purchase 2,500,000 shares of Common Stock on the same terms. Joel Kirschbaum, a director of and consultant to the Company, is the sole stockholder, director and officer of GSI, the sole general partner of GSA. Mr. DiCesare, a director and Executive Vice President -- Development, has the right to receive 20% of the issued warrants (which percentage may increase in certain circumstances) to be distributed to GSI by GSA.

     The Stockholders Agreement contains certain registration rights running in favor of KIC, Mr. Wilms and certain of their respective affiliates and transferees, including up to four demand registration rights each (and additional demand rights for Mr. Wilms under certain circumstances), at the expense of the Company, and provisions granting Mr. Wilms the right to participate in certain offerings of securities by the Company and by KIC and its transferees.

     Jacques Andre, a director of the Company, is a partner with Ray & Berndtson, Inc., an international executive search firm. The Company has hired this firm to perform certain personnel searches. The Company has paid fees of $250,000 and out-of-pocket expenses of $52,000 during fiscal year 1997 for the searches currently being conducted by this firm. The final fee for the searches will be based on a percentage of the first-year compensation paid to certain personnel if and when hired.

     David Robbins, a director of the Company appointed to the Board of Directors in July 1994 who became Chairman of the Board of Directors in February 1997, was employed until July 1995 by the law firm of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, and until February 1997 with the firm of O'Sullivan Graev & Karabell, LLP, both of which have represented the Company in various matters. The Company paid fees to O'Sullivan Graev & Karabell totaling $112,000 for services during fiscal year 1996 and $16,215 for services during fiscal year 1997.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement in any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     The entire Board of Directors acts as the Company's Compensation Committee. At various Board of Directors meetings during the fiscal year ended June 30, 1996, various Board of Directors members expressed their views as to executive compensation and the Board of Directors articulated principles for compensation of its senior executive officers, including the Company's Chief Executive Officer, which are summarized below. The Board of Directors also retained a compensation consultant to review and make recommendations concerning the Company's compensation programs.

     The Company's compensation formulas for senior executives during the fiscal year ended June 30, 1996 were largely determined by pre-existing contractual arrangements in place from previous fiscal periods. Effective December 31, 1996, the Company's previous chief executive officer, Steve Greathouse, stepped down from his positions at the Company and received a severance package that was negotiated by the Board of Directors.

     The Board of Directors' compensation determinations have been and continue to be affected by various competitive factors including the requirement to attract top-flight talent to the Company. The Company believes that it will continue to be constrained by these competitive factors as there continues to be demand from competing businesses to attract management talent of the type the Company desires to recruit.

     The Board believes as a general matter, but particularly with respect to senior executive officers, that the most effective method of compensation, and the method that most closely aligns management's interests with those of the Company's stockholders, is long-term executive compensation tied to the creation of stockholder value. The Board of Directors believes that this method of compensation should constitute a significant portion of an executive's compensation. Thus, it has been the Company's policy, where feasible and consistent with competitive market conditions, to attempt to restrain base cash compensation while providing incentives for management to increase stockholder value. The Company hopes to achieve this goal through the use of (i) long-term stock options (that will not result in value to the holder unless the price of Common Stock has appreciated), and (ii) cash bonuses tied to performance criteria (such as achievement of specific budgeted results or operational tasks (including consummation of acquisitions such as the Merger), return on equity and invested capital, achievement of satisfactory sales and margins targets and similar measures) which the Board of Directors believes will result in increases in stockholder value. In the past, stock option grants to management have had exercise prices equal to or in excess of the share price at the time of grant; pursuant to the 1996 Plan, all future option grants are required to be at prices no lower than the closing price of the Common Stock on the date of grant. The Board of Directors expects that the compensation philosophy outlined above has the greatest probability of achieving satisfactory returns to stockholders.

                                          Respectfully submitted,

                                          Jacques Andre
                                          Anthony L. DiCesare
                                          Dr. Craig Fields
                                          Joel Kirschbaum
                                          David Robbins
                                          Alfred H. Wilms

COMMON STOCK PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return on the Common Stock (no dividends have been paid thereon) for the five fiscal years in the period ended June 30, 1996 and for the additional period from then through January 31, 1997 with cumulative total return, assuming reinvestment of dividends, of (i) the Nasdaq Stock Market (US) and (ii) an index of peer companies that the Company believes are comparable to the Company in terms of their lines of business. The presentation assumes $100 was invested on June 30, 1991 (the last trading day prior to the end of the Company's 1991 fiscal year). The peer company group used in the graph below consists of Anchor Gaming, Casino Data Systems, International Gaming and Technology, Jackpot Enterprises, Inc., Video Lottery Technologies, Inc. and WMS Industries Inc. (the "New Peer Group"). In prior years the company used as its peer group Jackpot Enterprises, Inc., Video Lottery Technologies Inc. and WMS Industries Inc. (the "Old Peer Group"). The Company believes that the New Peer Group better matches the Company's current lines of business in light of the consummation of the Merger.

                 COMPARISON OF 67 MONTH CUMULATIVE TOTAL RETURN
      AMONG ALLIANCE GAMING CORPORATION, THE NASDAQ STOCK MARKET-US INDEX,
                     A NEW PEER GROUP AND AN OLD PEER GROUP

                                  ALLIANCE
     MEASUREMENT PERIOD            GAMING                                          NASDAQ STOCK
   (FISCAL YEAR COVERED)        CORPORATION     NEW PEER GROUP   OLD PEER GROUP     MARKET-US
6/91                                100              100              100              100
6/92                                382              233              205              120
6/93                                435              556              238              151
6/94                                247              289              162              153
6/95                                285              255              160              204
6/96                                159              331              192              261
1/97                                215              302              178              304

COMPLIANCE WITH SECTION 16(A) UNDER THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities ("Insiders") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock. Insiders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) reports filed by such persons. To the Company's knowledge, based on its review of the copies of such reports furnished to the Company during the fiscal year ended June 30, 1996, all Section 16(a) filing requirements applicable to Insiders were complied with, except that Messrs. Robert Conover, president of Bally Systems, Hans Kloss, co-managing director of the Bally Wulff entities, and Mr. Scott Schweinfurth, the Company's Senior Vice President, Chief Financial Officer and Treasurer, filed Form 3s which did not meet the filing deadline.

                                PROPOSAL NO. 2:

                   ADOPTION OF 1996 LONG-TERM INCENTIVE PLAN

     On January 28, 1997 the Board of Directors adopted the 1996 Plan and designated certain awards previously granted to certain officers, directors and other employees to be granted from the Plan, all subject to the requisite approval of the 1996 Plan within one year by the Company's stockholders. If such approval is not obtained, the 1996 Plan and all awards theretofore made thereunder will be void and of no force or effect. Mr. Wilms voted against the 1996 Plan and has indicated that he will vote against it as a stockholder.

     The Board of Directors recommends a vote FOR the proposal to approve the adoption of the 1996 Plan.

     Approval of the adoption of the 1996 Plan requires the affirmative vote of a majority of the shares of Common Stock voted at the Meeting. Abstentions will be counted as voted for purposes of this vote, and therefore will have the same effect as a vote against the 1996 Plan. Broker non-votes, if any, will not be counted as voting on this proposal.

DESCRIPTION OF THE 1996 PLAN

     The following summary description of the 1996 Plan herein is qualified in its entirety by reference to the full text of the 1996 Plan attached as Appendix A to this Proxy Statement.

     Purpose. The 1996 Plan is intended to encourage stock ownership by directors, employees and designated paid consultants (as defined below) of the Company and its subsidiaries in order to increase their proprietary interest in the success of the Company, to induce new employee candidates to join the Company and to encourage such individuals to remain in the employ of the Company.

     Administration. The 1996 Plan will be administered by the Board of Directors or, if the Board of Directors so determines, by a Board of Directors committee (the "Committee"). However, except as otherwise provided below, in the case of awards to directors or officers subject to Section 16 of the Securities Exchange Act of 1934, the Committee will have exclusive responsibility for and authority to administer the 1996 Plan unless the Board of Directors expressly determines otherwise. Subject to the foregoing and to the express provisions of the 1996 Plan, the Board of Directors or the Committee, as applicable, will have plenary authority in its sole discretion to make all determinations which it deems necessary or advisable for the administration of the 1996 Plan. The membership of the Committee must at all times consist of not less than two members of the Board of Directors and must be constituted, if possible, to permit the 1996 Plan to comply with Rule 16b-3 promulgated under the Exchange Act or any successor rule ("Rule 16b-3"). At present, no committee is so constituted. The Committee will have all of the powers and duties set forth in the 1996 Plan, as well as such additional powers and duties as the Board of Directors may delegate to it. However, the Board of Directors retains the right
(i) to determine whether the shares of Common Stock reserved for issuance upon the exercise of options, stock appreciation rights or as restricted stock awarded under the 1996 Plan shall be issued shares or unissued shares, (ii) to appoint the members of the Committee, and (iii) to terminate or amend the 1996 Plan.

     Number of Shares. The number of shares which may at any time be made subject to options or stock appreciation rights, or which may be issued upon the exercise of options or stock appreciation rights granted under the 1996 Plan or made subject to grants of restricted stock thereunder, is limited to an aggregate of 3,000,000 shares of the Common Stock. All grantees in the aggregate may not receive in any fiscal year awards of options and/or stock appreciation rights, in the aggregate, exceeding 2,500,000 underlying shares of Common Stock. No individual grantee may receive in any fiscal year awards of options and/or stock appreciation rights exceeding 1,500,000 underlying shares of Common Stock. No more than 600,000 shares of Common Stock may be granted as awards of restricted stock. The shares reserved for issuance pursuant to the 1996 Plan may consist either of authorized but previously unissued shares of Common Stock, or of issued shares of Common Stock which have been reacquired by the Company, as determined from time to time by the Board of Directors. If any option or stock appreciation right granted under the 1996 Plan expires, terminates or is canceled for any reason without having been exercised in full, or any restricted stock awarded thereunder is forfeited for any reason, the shares of Common Stock allocable to the unexercised portion of such option or stock appreciation right or to the forfeited portion of such restricted stock award may again be made subject to an option, stock appreciation right or restricted stock award under the 1996 Plan.

     Eligibility. Awards may be granted under the 1996 Plan to such directors, employees and paid consultants of the Company or a subsidiary as designated by the Board of Directors or the Committee. However, options that qualify as incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options") may be awarded only to regular full-time employees of the Company or a subsidiary (including, but not limited to, employees who serve as officers or directors). As used in the 1996 Plan, "paid consultant" means an independent contractor retained to perform continuing and substantial services for the Company or any of its subsidiaries, and designated as a paid consultant by the Board of Directors or the Committee, whose designation shall be conclusive.

     Options. The 1996 Plan is intended to authorize the Board of Directors or the Committee to grant, in its discretion, Incentive Stock Options or options that do not so qualify ("Nonstatutory Stock Options"). The purchase price of each share of Common Stock subject to a stock option must be a stated price not less than the fair market value of such share of Common Stock on the date of grant, determined in accordance with the 1996 Plan. However, if an employee, at the time an Incentive Stock Option is granted to him, owns (or is deemed as a result of ownership by certain relatives or related entities to own) stock representing more than 10% of the total combined voting power of all classes of stock of the Company or of any of the subsidiaries, then the exercise price of each share of Common Stock subject to such Incentive Stock Option must be at least 110% of the fair market value of such share of Common Stock on the date of grant. On and after the date of grant of any option, neither the Board of Directors nor the Committee will have the authority to reduce the exercise price thereof. In no event may a stock option be exercisable after the expiration of 10 years from the date of grant. However, an Incentive Stock Option granted to any employee as to whom the exercise price of each share of Common Stock subject thereto is required to be 110% of the fair market value of such share of Common Stock on the date of grant may not be exercisable after the expiration of five years from the date of grant.

     The exercise price may be paid in cash or in shares of any class of issued and outstanding stock of the Company held for more than six months by the option holder, or partly in cash and partly in such shares of stock. If any portion of the exercise price is paid in shares of stock of the Company, such shares shall be valued at their fair market value, as determined in accordance with the 1996 Plan, as of the effective date of exercise of the Stock Option. The Board of Directors or the Committee may also permit grantees (either on a selective or group basis) to simultaneously exercise options and sell the shares of the Common Stock thereby acquired pursuant to a "cashless exercise" arrangement or program selected by and approved in all respects in advance by the Board of Directors or the Committee.

     Restricted Stock. The Board of Directors or the Committee may place such restrictions as it deems appropriate on any shares of restricted stock awarded under the 1996 Plan. The restricted stock will vest no more rapidly than in equal installments over a period of three years from the date of grant of such award, as the Board of Directors or Committee determines, subject to continued service during any such period by the recipient as a director, employee or paid consultant of the Company or any of its subsidiaries. Neither the Board of Directors nor the Committee will have the authority to otherwise accelerate the vesting of an award of restricted stock. Unless unvested shares are forfeited in accordance with the terms of such agreement, the recipient thereof will have full voting rights with respect to such shares as well as the right to receive any and all distributions thereon.

     Stock Appreciation Rights. A stock appreciation right is an award granted with respect to a specified number of shares of Common Stock entitling the grantee to receive an amount equal to the excess of (i) the fair market value of a share of Common Stock on the date of exercise over (ii) the fair market value of a share of Common Stock on the date of grant of the stock appreciation right (the "Base Price") multiplied by the number of shares of Common Stock with respect to which the stock appreciation right has been exercised. On and after the date of grant of any stock appreciation right, neither the Board of Directors nor the Committee will have the authority to reduce the Base Price thereof. A stock appreciation right may be granted in addition to any other award under the 1996 Plan or in tandem with or independent of any option. Upon exercise of a stock appreciation right, payment may be made in cash, in restricted stock or in shares of unrestricted Common Stock, or in any combination thereof, as the Board of Directors or the Committee, in its sole discretion, determines and provides in the relevant award agreement.

     Termination of Employment. If an employee to whom an award has been granted under the 1996 Plan retires from employment with the Company or any of its subsidiaries as a result of "normal retirement" or terminates employment with the Company after becoming "permanently disabled" (both as defined in or pursuant to the 1996 Plan), any restrictions then applicable to such award will lapse and it will thereafter be exercisable (in the case of options and stock appreciation rights) or transferable (in the case of restricted stock), in whole or in part, by the person to whom granted (or his duly appointed, qualified, and acting personal representative) at any time within the remaining term of such award. If a grantee dies, any stock option or stock appreciation right will be exercisable by such grantee's estate or heir for its remaining term (but not more than two years). If a person to whom restricted stock has been awarded under the 1996 Plan dies prior to the lapse of all restrictions applicable to such restricted stock, any unvested shares held by such person on the date of his death will be forfeited. If a person to whom restricted stock has been awarded under the 1996 Plan otherwise ceases to be either a director, employee or paid consultant of the Company or a subsidiary, any unvested shares of restricted stock held by such person shall be forfeited as of the last date such person was either a director, employee or paid consultant of the Company or a subsidiary, and if a person to whom an option or stock appreciation right has been granted under the 1996 Plan otherwise ceases to be either a director, employee or paid consultant of the Company or a subsidiary, such option or stock appreciation right will continue to be exercisable or transferable to the same extent that it was exercisable on the last day on which such person was either a director, employee or paid consultant for a period of 60 days, whereupon such option or stock appreciation right will terminate and will not thereafter be exercisable. However, in the event of removal from office as a director, termination of employment or termination of service as a paid consultant for Cause (as defined below), any such option will terminate ten days thereafter or after such other period as may be determined by the Board of Directors or the Committee at the time of grant. For purposes of the 1996 Plan, "Cause" means (a) the grantee being convicted of a felony, (b) the grantee willfully committing an act of embezzlement or malfeasance which (i) is intended to materially enrich himself at the expense of the Company or any of its subsidiaries or (ii) is otherwise intended materially to harm the Company, or (c) the grantee being rejected for an applicable license or approval by a gaming regulatory authority having jurisdiction over the Company as a result of an explicit finding of lack of suitability solely as a result of the grantee's commission of a crime or an act of embezzlement or malfeasance. The foregoing provisions may be altered by the Board of Directors or the Committee at the time of a particular award or grant. In addition, except in cases of termination for Cause, the Board of Directors or the Committee may determine to extend the period during which an option or stock appreciation right is exercisable upon such termination (but not longer than it otherwise would have been exercisable).

     Adjustments. In the event of any change in the number of shares of the outstanding Common Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization or similar event, the Board of Directors or the Committee will adjust proportionally the number and kind of shares subject to the 1996 Plan and the number, kind and per share exercise price or Base Price (as the case may be) of shares then subject to unexercised options or stock appreciation rights. In the event of any merger, spin-off, split-off or other similar consolidation, reorganization or change affecting any class of stock of the Company (a "Merger Event") subject to awards made under the 1996 Plan, or any distribution (other than normal cash dividends) to holders of such stock, fair and equitable provision and adjustment will be made in good faith by the Board of Directors or the Committee in respect of all unexercised options or stock appreciation rights to give proper effect to such event and preserve the value, rights and benefits of such options or stock appreciation rights. The Board of Directors or the Committee may, in the case of any Merger Event pursuant to which the Company is not the surviving corporation and pursuant to which the former holders of the Common Stock do not hold more than a majority of the voting securities of the resulting entity immediately after such Merger Event, or in connection with any acquisition by any person of more than 50% of the outstanding shares of the Common Stock, provide that each option or stock appreciation right holder shall receive a cash payment (in exchange for and in cancellation of such option or stock appreciation right) equal to the difference (if positive) between the value of the per share consideration received by the holders of the stock in such Merger Event and the exercise price or Base Price of such option or stock appreciation right, multiplied by the number of shares of Common Stock underlying such option or stock appreciation right, and otherwise shall receive nothing. In addition, in the event of any Merger Event pursuant to which all of the outstanding Common Stock held by the stockholders of the Company is exchanged for any lawful consideration, all unvested and unexercisable options or stock appreciation rights outstanding on the date on which stockholder approval of such Merger Event is obtained shall become fully vested and exercisable.

     Amendment; Termination. The Board of Directors at any time may amend the 1996 Plan, subject to any required regulatory approval and subject to the limitation that no amendment will be effective unless approved within 12 months after the date of the adoption of such amendment by the affirmative vote of the holders of a majority of the shares of the Company's voting stock if such amendment would, but for such approval, prevent the issuance of Incentive Stock Options under the 1996 Plan or cause the 1996 Plan to no longer comply with the requirements of Section 162(m) of the Code. The Board of Directors at any time may suspend or terminate the 1996 Plan. The 1996 Plan, unless sooner terminated, will terminate on the 10th anniversary of its adoption by the Board of Directors, but such termination will not affect any award theretofore granted.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief and general summary of certain federal income tax consequences applicable to transactions under the 1996 Plan. Of course, the consequences of transactions depend on a variety of factors, including an employee's tax status.

     Incentive Stock Options. An optionee will not realize any income upon the grant of an Incentive Stock Option or, assuming requirements of the 1996 Plan and the Code are met, upon exercise thereof. If the Common Stock is disposed of by the optionee more than two years after the date of grant and more than one year after exercise, any gain or loss realized upon such disposition will be a long-term capital gain or loss, and the Company (or a subsidiary) will not be entitled to any income tax deduction in respect of the option or its exercise. If the Common Stock is disposed of by the optionee within such period in a taxable transaction, the excess, if any, of the amount realized (up to the fair market value of such shares on the exercise date) over the exercise price will be compensation taxable to the optionee as ordinary income, and the Company will generally be entitled to a deduction equal to the amount of ordinary income realized by the optionee. If the amount realized upon the disqualifying disposition exceeds the fair market value of the Common Stock on the exercise date, the excess will be a short-term capital gain. If the exercise price exceeds the amount realized upon such disqualifying disposition, the difference will be a short-term capital loss.

     Nonstatutory Stock Options. Upon the grant of a Nonstatutory Stock Option, an optionee will not realize any income. Generally, at the time a Nonstatutory Stock Option is exercised, the optionee will realize compensation taxable as ordinary income, and the Company will generally be entitled to a deduction, in an amount equal to the difference between the fair market value on the exercise date of the Common Stock acquired pursuant to such exercise and the exercise price. Upon a subsequent disposition of the Common Stock, the optionee will realize either long-term or short-term capital gain or loss, depending upon the holding period of the Common Stock.

     Stock Appreciation Rights. Upon the grant of a stock appreciation right, an optionee will not realize any income. Generally, at the time a stock appreciation right is exercised, an optionee will realize compensation taxable as ordinary income, and the Company will generally be entitled to a deduction, in an amount equal to any cash received (before applicable withholding) plus the fair market value on the exercise date of any Common Stock received.

     Restricted Stock. An employee will not realize any income upon the award of restricted stock. Generally, unless an employee has made an election under
Section 83(b) of the Code, at the time the terms and conditions (if any) applicable to restricted stock are satisfied, an employee will realize compensation taxable as ordinary income, and the Company will generally be entitled to a deduction, equal to the then fair market value of the Common Stock received by the employee, together with accrued dividends, if any, and interest thereon, if any.

BENEFITS TO EXECUTIVE OFFICERS AND OTHER EMPLOYEES UNDER THE 1996 PLAN

     The total amount of benefits or amounts to be received by executive officers and other employees under the 1996 Plan is not determinable at this time because the Board of Directors has awarded only a portion of the Common Stock authorized for award under the 1996 Plan. As previously stated, the Board of Directors made awards, effective August 29, 1996, October 3, 1996, January 7, 1997 and February 3, 1997, of stock options, all subject to requisite stockholder approval of the 1996 Plan at the Meeting. The table below discloses the number of shares of Common Stock underlying these awards granted under the 1996 Plan:

                                                                             NUMBER
                                 NAME OR GROUP                             OF OPTIONS
                            -----------------------                        ----------
        Jacques Andre(1)...............................................       30,000
        Anthony DiCesare(2)............................................      120,000
        Joel Kirschbaum(2).............................................      176,000
        David Robbins(3)...............................................       90,000
        Mark Lerner(4).................................................       50,000
        Paul Lofgren(4)................................................       45,000
        Scott Schweinfurth(5)..........................................       38,400
        All executive officers as a group..............................      158,400
        All non-executive-officer directors as a group.................      296,000
        All non-executive-officer employees as a group.................      263,800

---------------

(1) Options vested on January 7, 1997, expire on January 7, 2002 and have a strike price of $4.00.

(2) Options vested on August 29, 1996, expire on August 29, 2001 and have a strike price of $3.4375.

(3) 60,000 options vested on January 7, 1997, expire on January 7, 2002 and have a strike price of $4.00, and 30,000 options vested on February 3, 1997, expire on February 3, 2002 and have a strike price of $4.375.

(4) These options vest in equal increments over three years, have a strike price of $3.75 and expire on October 3, 2006.

(5) Represents two awards each covering 19,200 shares. Under the first award, 4,800 options vested on August 29, 1996 and 4,800 will vest on each of the next three anniversary dates thereafter. These options have a strike price of $3.4375 and expire on August 29, 2006. Under the second award, 4,800 options vested on October 3, 1996 and 4,800 will vest on each of the next three anniversary dates thereof. These options have a strike price of $3.75 and expire on October 3, 2006.

  The closing market price of a share of the Common Stock on March 3, 1997 was
                                    $3.9375.

VOTE REQUIRED

     Stockholder approval of Proposal 2 requires the affirmative vote of the holders of a majority of the outstanding shares of stock voted at the Meeting. The COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's auditors for the fiscal year ended June 30, 1996 were KPMG Peat Marwick LLP. A representative of KPMG Peat Marwick LLP will be present at the Meeting, will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     In order for a stockholder proposal to be included in the Board of Directors Proxy Statement for the 1997 Annual Meeting of Stockholders, such proposal must be received at 6601 South Bermuda Road, Las Vegas Nevada 89119,
Attention: Secretary, no later than the close of business on November 11, 1997 and must otherwise comply with the applicable provisions of the Securities Exchange Act of 1934.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matter which will be brought before the Meeting. However, if any other matter properly comes before the Meeting, or any adjournment or postponement thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein. You are urged to sign, date and return the enclosed proxy in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you subsequently decide to attend the Meeting and wish to vote your shares, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.


                                          By Order of the Board of Directors


                                          /s/ DAVID D. JOHNSON
                                          -------------------------------------
                                          David D. Johnson
                                          Senior Vice President, General Counsel
                                          and Secretary

                                                                      APPENDIX A

                          ALLIANCE GAMING CORPORATION
                         1996 LONG-TERM INCENTIVE PLAN

  1. INTRODUCTION

     This Long-Term Incentive Plan (the "Plan") is intended to encourage stock ownership by directors, employees and designated paid consultants (as defined below) of Alliance Gaming Corporation (the "Company"), a Nevada corporation, and its subsidiaries (collectively, the "Subsidiaries" and individually, a "Subsidiary"), in order to increase their proprietary interest in the success of the Company and to encourage them to remain in the employ of the Company or a Subsidiary. Options granted under the Plan may be either Incentive Stock Options (as defined and provided for in Section 5(a) of the Plan) or Nonstatutory Stock Options (as defined and provided for in Section 5(b) of the Plan); the term "option" when used hereinafter shall refer to either Incentive Stock Options or Nonstatutory Stock Options, or both. Restricted stock awarded under the Plan shall be subject to such restrictions as shall be determined in each specific case by the Board of Directors of the Company (the "Board") or by a duly appointed committee of the Board (the "Committee"), as hereinafter provided. Stock Appreciation Rights may be granted pursuant to Section 6A of the Plan. The term "Award" when used hereinafter shall collectively refer to options, Stock Appreciation Rights and restricted stock awarded under the Plan.

  2. ADMINISTRATION

     (a) The Plan shall be administered by the Board or, if the Board so determines, by the Committee, provided that except as otherwise provided below, in the case of Awards to directors or officers subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Committee shall have exclusive responsibility for and authority to administer the Plan unless the Board expressly determines otherwise. Subject to the foregoing and to the express provisions of the Plan, the Board or the Committee, as applicable, shall have plenary authority, in its sole discretion:

          (i) To determine the time or times at which, and the directors, employees and consultants (as defined below) to whom options, Stock Appreciation Rights and restricted stock shall be awarded under the Plan;

          (ii) To determine, as the case may be, the base price of any Stock Appreciation Right, the Incentive Stock Option Price or the Nonstatutory Stock Option Price (both as defined herein) of, and the number of shares of Stock (as defined herein) to be covered by, Stock Appreciation Rights and options, as the case may be, granted under the Plan;

          (iii) To determine the number of shares of Stock to be covered by awards of restricted stock under the Plan;

          (iv) To determine the time or times at which each option and/or Stock Appreciation Right granted under the Plan may be exercised, including whether such option or Stock Appreciation Right may be exercised in whole or in installments;

          (v) To establish the terms of the restrictions applicable to any restricted stock awarded hereunder, and to determine the time or times at which such restrictions shall lapse;

          (vi) To interpret the Plan and to prescribe, amend and rescind rules and regulations relating to it; and

          (vii) To make all other determinations which the Board or Committee, as applicable, shall deem necessary or advisable for the administration of the Plan.

     (b) The membership of the Committee shall at all times consist of not less than two members of the Board and shall be constituted, if possible, to permit the Plan to comply with Rule 16b-3 promulgated under the Exchange Act or any successor rule ("Rule 16b-3"). The Committee shall have all of the powers and duties set forth herein, as well as such additional powers and duties as the Board may delegate to it; provided, however, that the Board expressly retains the right (i) to determine whether the shares of Stock reserved for issuance upon the exercise of options or as restricted stock awarded under the Plan shall be issued shares or unissued shares, (ii) to appoint the members of the Committee, and (iii) to terminate or amend the Plan. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee, however caused, and may discharge the Committee. Duly authorized actions of the Committee shall constitute actions of the Board for the purposes of the Plan and the administration thereof.

 3. STOCK

     Except as provided in Section 10 of the Plan, the number of shares which may at any time be made subject to options or Stock Appreciation Rights, or which may be issued upon the exercise of options or Stock Appreciation Rights granted under the Plan or made subject to grants of restricted stock hereunder, shall be limited to an aggregate of 3,000,000 shares of the common stock, $.10 par value, of the Company (the "Stock"). The shares reserved for issuance pursuant to the Plan may consist either of authorized but previously unissued shares of Stock, or of issued shares of Stock which have been reacquired by the Company, as determined from time to time by the Board. Except as otherwise provided in Section 10 of the Plan, if any option or Stock Appreciation Right granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, or any restricted stock awarded hereunder is forfeited for any reason, the shares of Stock allocable to the unexercised portion of such option or Stock Appreciation Right or to the forfeited portion of such restricted stock Award may again be made subject to an option or restricted stock Award under the Plan. In the event of a change in the common stock of the Company that is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the common stock for purposes of the Plan.

 4. ELIGIBILITY

     Awards may be granted under the Plan to such paid consultants, directors and employees of the Company or a Subsidiary as shall be designated by the Board or the Committee in accordance with Section 2 of the Plan, provided that Incentive Stock Options, as defined below, may be awarded only to regular full-time employees of the Company or a Subsidiary (including, but not limited to, employees who serve as officers or directors). As used in the Plan, "paid consultant" shall mean an independent contractor retained to perform continuing and substantial services for the Company or any of its subsidiaries, and designated as a paid consultant by the Board or the Committee, whose designation shall be conclusive. Any person granted an Award under the Plan (a "Grantee") shall remain eligible to receive one or more additional grants thereafter, notwithstanding that options or Stock Appreciation Rights previously granted to such person remain unexercised in whole or in part, or that the applicable restrictions on any restricted stock issued to such person have not lapsed.

 5. TERMS OF OPTIONS

     The Plan is intended to authorize the Board or the Committee to grant, in its discretion, options that qualify as incentive stock options pursuant to
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (such qualifying options being referred to herein as "Incentive Stock Options") or options that do not so qualify (such nonqualifying options being referred to herein as "Nonstatutory Stock Options"). Each option granted under the Plan shall be evidenced by a written option agreement which shall be executed and delivered as provided in Section 13 of the Plan and which shall specify whether the option granted therein is an Incentive Stock Option or a Nonstatutory Stock Option. On and after the date of grant of any option hereunder, neither the Board nor the Committee shall have the authority to reduce the exercise price thereof, except as provided in Section 10 of the Plan.

          (a) Terms of Incentive Stock Options. Each stock option agreement covering an Incentive Stock Option granted under the Plan and any amendment thereof, other than an amendment to convert an

     Incentive Stock Option into a Nonstatutory Stock Option, shall conform to the provisions of Section 5(a)(i)-(iii) below and may contain such other terms and provisions consistent with the requirements of the Plan as the Board or the Committee shall deem appropriate:

             (i) Incentive Stock Option Price. The purchase price of each of the shares of Stock subject to an Incentive Stock Option (the "Incentive Stock Option Price") shall be a stated price which is not less than the fair market value of such share of Stock, determined in accordance with
        Section 8 of the Plan, or the par value of such share if greater, as of the date such Incentive Stock Option is granted; provided, however, that if an employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or of the parent corporation (as defined in Section 425(e) of the Code), if any, of the Company or of any of the Subsidiaries (or, under Section 425(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all such classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor, or lineal descendent of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), then the Incentive Stock Option Price of each share of Stock subject to such Incentive Stock Option shall be at least 110% of the fair market value of such share of Stock, as determined in the manner stated above.

             (ii) Term of Incentive Stock Options. Incentive Stock Options granted under the Plan shall be exercisable for such periods as shall be determined by the Board or the Committee at the time of grant of each such Incentive Stock Option, but in no event shall an Incentive Stock Option be exercisable after the expiration of 10 years from the date of grant; provided, however, that an Incentive Stock Option granted to any employee as to whom the Incentive Stock Option Price of each share of Stock subject thereto is required to be 110% of the fair market value of such share of Stock pursuant to Section 5(a)(i) above, shall not be exercisable after the expiration of 5 years from the date of grant. Each Incentive Stock Option granted under the Plan shall also be subject to earlier termination as provided in the Plan.

             (iii) Exercise of Incentive Stock Options.

                (A) Subject to the provisions of Sections 5(a)(iii)(E) and 10 of the Plan, Incentive Stock Options granted under the Plan may be exercised in whole or in installments, to such extent, and at such time or times during the terms thereof, as shall be determined by the Board or the Committee at the time of grant of each such option.

                (B) Incentive Stock Options granted under the Plan shall be exercisable only by delivery to the Company of written notice of exercise, which notice shall state the number of shares with respect to which such Incentive Stock Option is exercised, the date of grant of the Incentive Stock Option, the aggregate purchase price for the shares with respect to which the Incentive Stock Option is exercised and the effective date of such exercise, which date shall not be earlier than the date the notice is received by the Company nor later than the date upon which such Incentive Stock Option expires. The written notice of exercise shall be sent together with the full Incentive Stock Option Price of the shares purchased, which may be paid in cash or in shares of any class of issued and outstanding stock of the Company held for more than six months by the option holder, whether preferred or common, or partly in cash and partly in such shares of stock. If any portion of the Incentive Stock Option Price is paid in shares of stock of the Company, such shares shall be valued at their fair market value, as determined in accordance with
           Section 8 of the Plan, as of the effective date of exercise of the Incentive Stock Option.

                (C) Except as provided to the contrary in Section 9 of the Plan, an Incentive Stock Option granted hereunder shall remain outstanding and shall be exercisable only so long as the person to whom such Incentive Stock Option was granted remains an officer or employee of the Company, the parent corporation, if any, of the Company, or any of the Subsidiaries.

                (D) All Incentive Stock Options granted under the Plan shall be nontransferable, except by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom granted only by such person (or his duly appointed, qualified, and acting personal representative).

                (E) No Incentive Stock Option may be exercised as to fewer than 100 shares of Stock at any one time without the consent of the Board or the Committee, unless the number of shares to be purchased upon such exercise is the total number of shares at the time available for purchase under such Incentive Stock Option.

                (F) The Board or the Committee may also permit Grantees (either on a selective or group basis) to simultaneously exercise options and sell the shares of the Stock thereby acquired, pursuant to a "cashless exercise" arrangement or program, selected by and approved of in all respects in advance by the Board or the Committee. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any option may be used by the Company for general corporate purposes. Any portion of an option that is exercised may not be exercised again.

          (b) Terms of Nonstatutory Stock Options. Each stock option agreement covering a Nonstatutory Stock Option granted under the Plan and any amendment thereof shall conform to the provisions of Section 5(b)(i)-(iii) below, and may contain such other terms and provisions consistent with the requirements of the Plan as the Board or the Committee shall deem appropriate:

             (i) Nonstatutory Stock Option Price. The purchase price of each of the shares of Stock subject to a Nonstatutory Stock Option (the "Nonstatutory Stock Option Price") shall be a fixed price determined by the Board or the Committee at the time of grant, which price shall not be less than the greater of (A) the par value of such share, or (B) one hundred percent (100%) of the fair market value of such share, determined in accordance with Section 8 of the Plan, on the date of the grant of such Nonstatutory Stock Option.

             (ii) Term of Nonstatutory Stock Options. Nonstatutory Stock Options granted under the Plan shall be exercisable for a period of ten years unless otherwise determined by the Board or the Committee at the time of grant. Each Nonstatutory Stock Option granted under the Plan shall also be subject to earlier termination as provided in the Plan.

             (iii) Exercise of Nonstatutory Stock Options.

                (A) Subject to the provisions of Sections 5(b)(iii)(E) and 10 of the Plan, Nonstatutory Stock Options granted under the Plan may be exercised in whole or in installments to such extent, and at such time or times during the terms thereof, as shall be determined by the Board or the Committee at the time of grant of each such option.

                (B) Nonstatutory Stock Options granted under the Plan shall be exercisable only by delivery to the Company of written notice of exercise, which notice shall state the number of shares with respect to which such Nonstatutory Stock Option is exercised, the date of grant of the Nonstatutory Stock Option, the aggregate purchase price for the shares with respect to which the Nonstatutory Stock Option is exercised and the effective date of such exercise, which date shall not be earlier than the date the notice is received by the Company nor later than the date upon which such Nonstatutory Stock Option expires. The written notice of exercise shall be sent together with the full Nonstatutory Stock Option Price of the shares purchased, which may be paid in cash or in shares of any class of issued and outstanding stock of the Company held for more than six months by the option holder, whether preferred or common, or partly in cash and partly in such shares of stock. If any portion of the Nonstatutory Stock Option Price is paid in shares of stock of the Company, such shares shall be valued at their fair market value, as determined in accordance with Section 8 of the Plan, as of the effective date of exercise of the Nonstatutory Stock Option.

                (C) Except as provided to the contrary in Section 9 of the Plan, a Nonstatutory Stock Option granted hereunder shall remain outstanding and shall be exercisable only so long as the person to whom such Nonstatutory Stock Option was granted remains either a director, employee or paid consultant of the Company, the parent corporation, if any, of the Company, or any of the Subsidiaries. A person shall be deemed a paid consultant only so long as such person continues to perform and be compensated for substantial services for the Company, the parent corporation, if any, of the Company, or a Subsidiary, as to which the determination of the Board or the Committee, as applicable, shall be binding and conclusive.

                (D) Unless the Board or Committee shall determine otherwise, all Nonstatutory Stock Options granted under the Plan shall be nontransferable, except by will or the laws of descent and distribution.

                (E) No Nonstatutory Stock Option may be exercised as to fewer than 100 shares at any one time without the consent of the Board or the Committee, unless the number of shares to be purchased upon such exercise is the total number of shares at the time available for purchase under such Nonstatutory Stock Option.

                (F) The Board or the Committee may also permit Grantees (either on a selective or group basis) to simultaneously exercise options and sell the shares of the Stock thereby acquired, pursuant to a "cashless exercise" arrangement or program, selected by and approved of in all respects in advance by the Board or the Committee. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any option may be used by the Company for general corporate purposes. Any portion of an option that is exercised may not be exercised again.

 6. RESTRICTIONS APPLICABLE TO RESTRICTED STOCK.

     The Board or the Committee may place such restrictions as it shall deem appropriate on any shares of restricted stock awarded hereunder to an employee, director or paid consultant; provided, however, that shares of restricted stock awarded hereunder shall be subject to Section 11 of the Plan and the following restrictions:

          (i) Vesting -- Subject to the provisions of Section 9 herein, such shares of Stock awarded to directors, employees or paid consultants shall vest (i.e., become non-forfeitable) (A) in full with respect to all Stock underlying such Award of restricted stock at the expiration of a period of not less than three years from the date of grant of such Award, or (B) proportionately in equal installments of the Stock underlying such Award of restricted stock over a period of not less than three years from the date of grant of such Award, as the Board or Committee shall determine, and, in each such case, based upon continued service during any such period by the recipient as a director, employee or paid consultant of the Company or any of its Subsidiaries. Any shares of Stock remaining subject to forfeiture in accordance with the vesting schedule related thereto are hereinafter referred to as "Unvested Shares." Subject to Section 9 of the Plan, neither the Board nor the Committee shall have the authority to otherwise accelerate the vesting of an Award of restricted stock under this Section 6.

          (ii) Delivery to Escrow -- Unless the Board or the Committee shall determine otherwise, upon issuance of a certificate evidencing such shares the recipient shall be required to deliver such certificate, endorsed in blank or with a duly executed stock power attached, to the Secretary of the Company, or such other person or entity as the Board or the Committee may designate, to be held until any vesting restrictions applicable thereto have lapsed or any Unvested Shares have been forfeited.

          (iii) Legend -- Unless the Board or the Committee shall determine otherwise, each certificate evidencing Unvested Shares issued hereunder shall bear a legend to the effect that such shares are subject to potential forfeiture and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of an agreement between the issuer and the registered owner.

 6A. STOCK APPRECIATION RIGHTS.

     (a) Terms and Conditions. The grant of Stock Appreciation Rights under the Plan shall be subject to the terms and conditions set forth in this Section 6A and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Board or the Committee shall set forth in the relevant Award agreement.

     (b) Stock Appreciation Rights. A Stock Appreciation Right is an Award granted with respect to a specified number of shares of Stock entitling the Grantee to receive an amount equal to the excess of (i) the fair market value of a share of Stock (as determined under Section 8 of the Plan) on the date of exercise over (ii) the fair market value of a share of Stock on the date of grant (as determined under Section 8 of the Plan) of the Stock Appreciation Right (the "Base Price") multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised. On and after the date of grant of any Stock Appreciation Right hereunder, neither the Board nor the Committee shall have the authority to reduce the Base Price thereof, except as provided in Section 10 of the Plan.

     (c) Grant. A Stock Appreciation Right may be granted in addition to any other Award under the Plan or in tandem with or independent of any Nonstatutory Stock Option or Incentive Stock Option.

     (d) Date of Exercisability. Unless otherwise provided in the Grantee's Award agreement in respect of any Stock Appreciation Right, a Stock Appreciation Right may be exercised by the Grantee, in accordance with and subject to all of the procedures established by the Board or the Committee, in whole or in part at any time and from time to time during its specified term. Notwithstanding the preceding sentence, in no event shall a Stock Appreciation Right be exercisable prior to the exercisability of any Non-Qualified Stock Option or Incentive Stock Option with which it is granted in tandem. The Board or the Committee may also provide, as set forth in the relevant Award agreement, that some Stock Appreciation Rights shall be automatically exercised on one or more dates specified therein by the Board or the Committee.

     (e) Form of Payment. Upon exercise of a Stock Appreciation Right, payment may be made in cash, in restricted stock or in shares of unrestricted Stock, or in any combination thereof, as the Board or the Committee, in its sole discretion, shall determine and provide in the relevant Award agreement.

     (f) Tandem Grant. The right of the Grantee to exercise a tandem Stock Appreciation Right shall terminate to the extent such Grantee exercises the Non-Qualified Stock Option or the Incentive Stock Option to which such Stock Appreciation Right is related.

 7. RIGHTS OF GRANTEES.

     (a) Options. No holder of an option or Stock Appreciation Right shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to such option or Stock Appreciation Right unless and until his option or Stock Appreciation Right shall have been exercised pursuant to the terms thereof, the Company shall have issued and delivered to the holder of the option or Stock Appreciation Right the shares of Stock as to which he has exercised his option or Stock Appreciation Right, and his name shall have been entered as a stockholder of record on the books of the Company. Thereupon, such person shall have full voting and other ownership rights with respect to such shares of Stock.

     (b) Restricted Stock. Each recipient of a restricted stock award hereunder shall be deemed to be the registered owner of any Unvested Shares subject to such award, notwithstanding that such Shares may be subject to restrictions and possible forfeiture under the terms of the agreement pursuant to which they were received. Unless and until all or a portion of such Unvested Shares are forfeited in accordance with the terms of such agreement, the recipient thereof shall have full voting rights with respect to such shares as well as the right to receive any and all distributions thereon.

 8. DETERMINATION OF FAIR MARKET VALUE.

     For the purposes of the Plan, the fair market value of a share of stock of the Company shall be determined as follows: (i) if on the date as of which such determination is made the class of stock being valued is admitted to trading on a national securities exchange or exchanges including Nasdaq (as defined below) for which actual sale prices are regularly reported, or actual sales prices are otherwise regularly published for such stock, the fair market value of a share of such stock shall be deemed to be equal to the closing sale price reported for such stock on the date as of which such determination is made (or the next preceding trading date if the date of determination is not a trading date), or (ii) if on the date as of which such determination is made no such closing sales prices are reported, but quotations for the class of stock being valued are regularly listed on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") or another comparable system, the fair market value of a share of such stock shall be deemed to be equal to the mean of the average of the closing bid and asked prices for such stock quoted on such system on the date as of which such determination is made (or the next preceding trading date if the date of determination is not a trading date) or, (iii) if no such quotations or actual sales prices are available, the fair market value of a share of such stock shall be deemed to be the average of the closing bid and asked prices furnished by a professional securities dealer making a market in such shares, as selected by the Board, for the trading date as of which such determination is made (or the next preceding trading date if the date of determination is not a trading date); provided, however, that notwithstanding Sections (i) through (iii) above, the Board or the Committee may determine the fair market value of a share of stock of the Company on the basis of such factors as it shall deem appropriate if it determines in good faith that the approach specified in those Sections does not properly reflect the fair market value of such stock.

 9. RETIREMENT, TERMINATION OF EMPLOYMENT OR DEATH OF HOLDERS OF OPTIONS, STOCK APPRECIATION RIGHTS AND RESTRICTED STOCK.

     (a) Retirement or Disability. If an employee to whom an Award has been granted under the Plan retires from employment with the Company or any of its Subsidiaries as a result of "normal retirement" (as defined below), or terminates employment with the Company after becoming "permanently disabled" (as defined in the Gaming and Technology, Inc. Profit Sharing 401(k) Plan as in effect on the date of adoption of the Plan by the Board), any restrictions then applicable to such Award shall lapse and it shall thereafter be exercisable (in the case of options and Stock Appreciation Rights) or transferable (in the case of restricted stock) in whole or in part, by the person to whom granted (or his duly appointed, qualified, and acting personal representative) in the manner set forth in Sections 5, 6 and 6A of the Plan, at any time within the remaining term of such Award, unless otherwise determined by the Board or the Committee at the time of grant. For purposes of the Plan, "normal retirement" shall mean a termination of employment by the Grantee after the Grantee attains age sixty-five (65).

     (b) Other Termination of Service or Employment. Except as determined by the Board or the Committee at the time of grant, or as otherwise provided in this
Section 9 or in a Grantee's employment agreement, (i) if a person to whom restricted stock has been awarded under the Plan ceases to be either a director, employee or paid consultant of the Company or a Subsidiary, any Unvested Shares of restricted stock held by such person shall be forfeited as of the last date such person was either a director, employee or paid consultant of the Company or a Subsidiary, and (ii) if a person to whom an option or Stock Appreciation Right has been granted under the Plan ceases to be either a director, employee or paid consultant of the Company or a Subsidiary, such option or Stock Appreciation Right shall continue to be exercisable or transferable to the same extent that it was exercisable on the last day on which such person was either a director, employee or paid consultant for a period of 60 days thereafter, whereupon such option or Stock Appreciation Right shall terminate and shall not thereafter be exercisable; provided, however, that in the event of termination of employment, termination of service as a paid consultant, or removal from office as a director for Cause (as defined below), any such option or Stock Appreciation Right shall terminate ten days after such termination of employment, service or removal from office rather than 60 days thereafter. No Award made under the Plan shall be affected by any change of duties or position of the person to whom such Award was made or by any temporary leave of absence granted to such person by the Company or any of its Subsidiaries. For purposes of the Plan, "Cause" means
(a) the Grantee being convicted of a felony, (b) the Grantee willfully committing an act of embezzlement or malfeasance which (x) is intended to materially enrich himself at the expense of the Company or any of its Subsidiaries or (y) is otherwise intended to materially harm the Company, or (c) the Grantee being rejected for an applicable license or approval by a gaming regulatory authority having jurisdiction over the Company as a result of an explicit finding of lack of suitability solely as a result of the Grantee's commission of a crime or an act of embezzlement or malfeasance.

     (c) Death. Unless otherwise determined by the Board or the Committee at the time of grant, (i) if a person to whom an option or Stock Appreciation Right has been granted under the Plan dies prior to the expiration of the term of such option or Stock Appreciation Right, such option or Stock Appreciation Right shall be exercisable by the estate of the Grantee, or by a person who acquired the right to exercise such option or Stock Appreciation Right by bequest or inheritance from the Grantee, at any time within two years after the death of such person and prior to the date upon which such option or Stock Appreciation Right expires, to the extent and in the manner exercisable by the Grantee at the date of his death; and (ii) if a person to whom restricted stock has been awarded under the Plan dies prior to the lapse of all restrictions applicable to such restricted stock, any Unvested Shares held by such person on the date of his death shall be forfeited.

     (d) Termination with Board Approval. If a Grantee ceases to be either a director, employee or paid consultant of the Company or a Subsidiary for any reason other than removal for Cause, and the Board or the Committee expressly determines that for purposes of this Section 9(d), such termination of service or employment is in the best interests of the Company, then notwithstanding anything herein to the contrary, an option or Stock Appreciation Right awarded to such Grantee hereunder shall be exercisable by such Grantee or by the estate of such Grantee, by a person who acquired the right to exercise such option or Stock Appreciation Right by bequest or inheritance from the Grantee or otherwise, for such additional period following termination of service or employment as shall be determined by the Board or the Committee but in no event later than the date upon which such option or Stock Appreciation Right would have expired absent such termination of service or employment. Any such extended option or Stock Appreciation Right shall be exercisable only to the extent and in the manner exercisable by such Grantee at the time of such termination of service or employment.

10. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

     In the event of any change in the number of shares of the outstanding Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, or similar event, the Board or the Committee shall adjust proportionally the number and kind of shares subject to the Plan, and the number, kind, and per share Stock Appreciation Right Base Price, Incentive Stock Option Price or Nonstatutory Stock Option Price (as the case may be) of shares then subject to unexercised options. Any such adjustment shall be made without a change in the aggregate purchase price or aggregate Base Price of the shares of the Stock subject to the unexercised portion of any option or Stock Appreciation Right. In the event of any merger, spin-off, split-off or other similar consolidation, reorganization or change affecting any class of stock of the Company (a "Merger Event") subject to Awards made under the Plan, or any distribution (other than normal cash dividends) to holders of such stock, fair and equitable provision and adjustment shall be made in good faith by the Board or the Committee, including (without limitation) adjustments to avoid fractional shares, in respect of all unexercised options or Stock Appreciation Rights to give proper effect to such event and preserve the value, rights and benefits of such options or Stock Appreciation Rights; provided, however, that the Board or the Committee may, in the case of any Merger Event pursuant to which the Company is not the surviving corporation and pursuant to which the former holders of the Stock do not hold, directly or indirectly, more than a majority of the voting securities of the resulting entity immediately after such Merger Event or in connection with any acquisition by any person of more than fifty percent (50%) of the outstanding shares of the Stock, provide that each option or Stock Appreciation Right holder shall receive a cash payment (in exchange for and in cancellation of such option or Stock Appreciation Right) equal to the difference (if greater than zero) between the value of the per share consideration received by the holders of the Stock in such Merger Event or such acquisition and the purchase price or Base Price of such option or Stock Appreciation Right, multiplied by the number of shares of the Stock underlying such option or Stock Appreciation Right (and if such difference is equal to or less than zero, the Board or the Committee may provide that each such holder receive no payment, nor other compensation, in exchange for and in cancellation of any such option or Stock Appreciation Right). In addition, in the event of any Merger Event pursuant to which all of the outstanding Stock held by the shareholders of the Company is exchanged for any lawful consideration, all unvested and unexercisable options or Stock Appreciation Rights outstanding on the date on which shareholder approval of such Merger Event is obtained shall become 100% vested and exercisable.

11. MAXIMUM AWARDS.

     The maximum annual and other amounts in this Section 11 are subject to adjustment under Section 10 and are subject to the Plan maximum under Section 3. All Grantees in the aggregate may not receive in any fiscal year Awards of options and/or Stock Appreciation Rights, in the aggregate, exceeding 2,500,000 underlying shares of Stock. Each individual Grantee may not receive in any fiscal year Awards of options and/or Stock Appreciation Rights exceeding 1,500,000 underlying shares of Stock. No more than 600,000 shares of Stock may be granted under Section 6 of the Plan as Awards of restricted stock.

12. EFFECTIVENESS OF THE PLAN.

     The Plan shall become effective upon its adoption by the Board; provided, however, that (i) the effectiveness of the Plan shall be subject to the approval of the stockholders of the Company by the affirmative vote of the holders of a majority of the shares of the Company's Voting Stock present in person or represented by proxy at a duly held meeting at which a quorum is present (or by such greater vote as may be required by applicable law, regulation or provision of the certificate of incorporation or bylaws of the Company) within 12 months before or after the adoption of the Plan by the Board; and (ii) the effectiveness of Awards made under the Plan prior to the date such stockholder approval is obtained shall also be subject to such stockholder approval of the Plan.

13. MANNER OF GRANT.

     Nothing contained in the Plan or in any resolution heretofore or, except as provided in the Plan, hereafter adopted by the Board or any committee thereof or by the stockholders of the Company with respect to the Plan shall constitute the granting of an Award under the Plan. The granting of an Award under the Plan shall be deemed to occur only upon the date on which the Board or the Committee shall approve the grant of such Award. All Awards granted under the Plan shall be evidenced by a written agreement, in such form as shall be determined by the Board or the Committee, signed by a representative of the Board or the Committee and the recipient thereof.

14. COMPLIANCE WITH LAW AND REGULATIONS.

     The obligation of the Company to sell and deliver any shares of Stock under the Plan shall be subject to all applicable laws, rules and regulations, and the obtaining of all approvals by governmental agencies deemed necessary or appropriate by the Board or the Committee. Except as otherwise provided in
Section 2 and Section 17 herein, the Board or the Committee may make such changes in the Plan and include such terms in any Award agreement as may be necessary or appropriate, in the opinion of counsel to the Company, to comply with the rules and regulations of any governmental authority, or to obtain for employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and the regulations thereunder.

15. TAX WITHHOLDING.

     The company for whom services are performed (whether the Company or a Subsidiary) by a director, employee or paid consultant granted an Award under the Plan shall have the right to deduct or otherwise effect a withholding of any amount required by federal or state laws to be withheld with respect to the grant, vesting or exercise of any Award or the sale of stock acquired upon the exercise of an Incentive Stock Option in order for such company to obtain a tax deduction otherwise available as a consequence of such grant, vesting, exercise or sale, as the case may be.

16. NONEXCLUSIVITY OF THE PLAN.

     Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as having any impact on existing qualified or nonqualified retirement or bonus plans of the Company or, except as otherwise expressly provided herein, as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options, stock appreciation rights or restricted stock otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

17. AMENDMENT.

     The Board at any time, and from time to time, may amend the Plan, subject to any required regulatory approval and subject to the limitation that, except as provided in Section 10 hereof, no amendment shall be effective unless approved within 12 months after the date of the adoption of such amendment by the affirmative vote of the holders of a majority of the shares of the Company's Voting Stock present in person or represented by proxy at a duly held meeting at which a quorum is present (or by such greater vote as may be required by applicable law, regulation or provision of the certificate of incorporation or bylaws of the Company) if such amendment would, but for such approval, prevent the issuance of Incentive Stock Options under the Plan or cause the Plan to no longer comply with the requirements of Section 162(m) of the Code.

     Except as provided in Section 10 hereof, rights and obligations under any Awards granted before amendment of the Plan shall not be altered or impaired by amendment of the Plan, except with the consent of the person to whom the Award was granted.

18. TERMINATION OR SUSPENSION.

     The Board at any time may suspend or terminate the Plan. The Plan, unless sooner terminated, shall terminate on the 10th anniversary of its adoption by the Board or its approval by the stockholders of the Company, whichever is earlier, but such termination shall not affect any Award theretofore granted. No Award may be granted under the Plan while the Plan is suspended or after it is terminated. Except as otherwise expressly provided herein, no rights or obligations under any Award granted while the Plan is in effect shall be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Award was granted. Any Award granted under the Plan may be terminated by agreement between the holder thereof and the Company and, in lieu of the terminated Award, a new Award may be granted.

19. CONTINUATION OF EMPLOYMENT.

     Nothing contained in the Plan (or in any written Award agreement) shall obligate the Company or any Subsidiary to continue for any period to elect any individual as a director or to employ an employee or consultant to whom an Award has been granted, or interfere with the right of the Company or any Subsidiary to vary the terms of such person's service or employment or reduce such person's compensation.

20. EXCULPATION AND INDEMNIFICATION.

     To the fullest extent permitted by applicable law and regulation, the Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs, and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities, and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct. or criminal acts of such persons.

21. HEADINGS

     Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

22. GOVERNING LAW

     The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Nevada, without reference to the principles of conflict of laws thereof.

23. UNFUNDED PLAN

     The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such Award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award agreement shall be construed as creating in respect of any Grantee (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Grantee, any beneficiary thereof or any other person.

                                     PROXY


                          ALLIANCE GAMING CORPORATION
                            6601 South Bermuda Road
                            Las Vegas, Nevada 89119


          This Proxy is Solicited on Behalf of the Board of Directors.


          The undersigned hereby appoints David D. Johnson, David Robbins and Scott Schweinfurth as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote as designated on the reverse side all the shares of common stock of Alliance Gaming Corporation held of record by the undersigned on March 3, 1997 at the annual meeting of stockholders to be held on April 16, 1997 or any adjournment thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


                  (Continued and to be signed on reverse side)

  ___
       Please mark your
   X   votes as in this
  ___  example.


         FOR all nominees             WITHHOLD
          listed at right             AUTHORITY
        (except as marked to   to vote for all nominees
         the contrary below)       listed at right)
                 ___                     ___              Nominees:
1. ELECTION OF                                            Anthony L. DiCesare
   DIRECTORS.    ___                     ___              Joel Kirschbaum

(INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below.)


___________________________________________________


                                      FOR    AGAINST  ABSTAIN
                                      ___      ___      ___
2.  PROPOSAL TO APPROVE THE 1996
    LONG-TERM INCENTIVE PLAN.         ___      ___      ___


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.


Signature ____________________  ___________________________ Dated _________1997
                                (Signature if held jointly)


NOTE: Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.